Exhibit 10.2.2

AMENDMENT TO EMPLOYMENT AGREEMENT

Amendment (this “Amendment”) dated as of April 29, 2011 to Agreement dated as of July 30, 1999 by and between Universal American Financial Corp. and Robert Waegelein.

RECITALS

1.               Universal American Corp. (formerly known as Universal American Financial Corp. and now known as Caremark Ulysses Holding Corp. “Old UAM”) and Robert Waegelein (“Executive”) are parties to an Employment Agreement dated as of July 30, 1999 (the “Original Employment Agreement”).

2.               On April 29, 2011, CVS Caremark Corporation purchased Old UAM, including Old UAM’s Medicare Part D business (the “Part D Sale”).

3.               In connection with the closing of the Part D Sale, (i) the Original Employment Agreement was assigned by Old UAM to Universal American Corp., a Delaware corporation (formerly known as Universal American Spin Corp. and referred to herein as “New UAM”), effective as of the closing of the Part D Sale and (ii) the Board of Directors of Old UAM approved an amendment to the Original Employment Agreement providing for enhanced severance to Executive following a termination following a change in control.

4.               New UAM and Executive desire to enter into an Amendment to the Original Employment Agreement (the Original Employment Agreement as amended by this Amendment being referred to as the “Employment Agreement”) on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, New UAM and Executive agree as follows:

1.               The Original Employment Agreement was duly assigned by Old UAM to New UAM effective as of the closing of the Part D Sale and the parties to the Employment Agreement are New UAM and Executive.

2.               The words “an additional lump sum payment equal to one-half the Executive’s Base Salary” appearing in Section 8(c)(iv)(x) of the Original Employment Agreement are deleted in their entirety and replaced with the following words “an additional lump sum payment equal to two times the Executive’s Base Salary.”

3.               Except as expressly set forth in this Amendment, the terms, conditions and provisions of the Original Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of April 29, 2011.

Universal American Corp.		Executive

By:	/s/ Richard A. Barasch	By:	/s/ Robert A. Waegelein
Name: Richard A. Barasch		Name: Robert A. Waegelein
Title: CEO		Title: CFO